EXHIBIT 32.1.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q/A of Quad M Solutions, Inc. for the fiscal quarter ended June 30, 2019, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)

the amended Quarterly Report on Form 10-Q/A of Quad M Solutions, Inc for the fiscal quarter ended June 30, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2019, fairly presents in all material respects, the financial condition and results of operations of Quad M Solutions Inc

/s/ Pat Dileo
Chief Executive Officer (Principal Executive Officer) Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: August 28, 2019

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Quad M Solutions, Inc and will be retained by Quad M Solutions, Inc and furnished to the Securities and Exchange Commission or its staff upon request.